Form 8-A/A

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

              For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                       Securities Exchange Act of 1934


                       American Champion Entertainment, Inc.
                       -------------------------------------
          (Exact Name of Registrant as specified in its charter)

                Delaware                             94-3261987
     -------------------------------              -- ---------------
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)

     26203 Production Avenue, Suite 5
            Hayward, California                         94545
     --------------------------------           -----------------------
      (Address of principal                           (Zip Code)
        executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange
      Title of each class                       on which each class
      to be so registered                       is to be registered
      -------------------                       ---------------------

              None                                      None
      -------------------                       --------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                  ------------
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
                    -----------------------------------------
                              (Title of Class)


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
Item 1  Description of Registrant's Securities to be Registered

            This form relates to the registration with the Securities and Exchange Commission of shares of Common Stock (the "Common Stock") and Redeemable Common Stock Purchase Warrants ("Warrants") of American Champion Entertainment, Inc., a Delaware corporation (the "Registrant").

            Incorporated herein by reference is Amendment No. 4 to the Registration Statement of the Registrant on Form SB-2, No. 333-18967
(filed July 17, 1997) (the "Registration Statement"), relating to the offering of 1,300,000 shares of Common Stock (plus an over-allotment option of up to 195,000 shares of Common Stock) and 1,300,000 Warrants (plus an overallotment option of up to 195,000 Warrants).

            Reference is made to the captions "Description of Securities -- General" and "Description of Securities--Warrants" in the Registration Statement for a description of certain attributes of the Common Stock and the Warrants, respectively.

Item 2  Exhibits

            I-1. The following Exhibits, numbered as they were for filing as Exhibits to the Registration Statement, are incorporated herein by this reference:

                4.1 Specimen stock certificate for shares of the Registrant's Common Stock.

                4.2   Warrant Agreement with form of Warrant.

                4.3   Form of Underwriters' Warrant.

            I-2. The following Exhibits, numbered as they were for filing as Exhibits to the Registration Statement, are incorporated herein by this reference:

                3.1 Amended and Restated Certificate of Incorporation of the Registrant.

                3.2   Bylaws of the Registrant.

          II.  Not applicable.


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
                                  SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       AMERICAN CHAMPION
                                       ENTERTAINMENT, INC.
                                       (Registrant)



                                       By  /s/ Anthony K. Chan
                                       -------------------------
                                               Anthony K. Chan
                                               Chief Executive Officer


Date:  July 17, 1997


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